UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

NexPoint Multifamily Capital Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-200221	46-4106316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(Address of principal executive offices)

(972) 628-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Revolving Credit Agreement

In addition to the terms described below, the information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

NexPoint Multifamily Operating Partnership, L.P. (the “OP”), the wholly-owned operating partnership of NexPoint Multifamily Capital Trust, Inc. (the “Company”), and Highland Capital Management, L.P. (the “Sponsor”), the Company’s sponsor, entered into that certain revolving credit agreement dated April 7, 2016, as borrowers (the “Borrowers”) of up to $15,000,000, with KeyBank National Association (“KeyBank”) as administrative agent and lender (the “Key Revolver”). Concurrent with the Stone Oak Origination (as defined below), on August 19, 2016 the Borrowers and KeyBank amended the Key Revolver (the “Amended Key Revolver”) to increase the credit limit (the “Commitment”) from $15,000,000 to $20,000,000, reduced to $17,000,000 as of October 31, 2016, and reduced to $15,000,000 as of December 31, 2016. Further, the Amended Key Revolver reflects that, to the extent any principal payments are made on the principal balance of the Amended Key Revolver, including any mandatory prepayment, at any time that the principal balance of the Amended Key Revolver exceeds $15,000,000, the Commitment shall be permanently reduced by the amount of such prepayment and the amount prepaid shall not be available to be reborrowed. In connection with the Amended Key Revolver, the Borrowers agreed to pay KeyBank an amendment fee in the amount of $25,000.

In connection with the Amended Key Revolver, Stone Oak (as defined below) pledged to KeyBank its 100% preferred equity interest in CAF Stone Oak Village, LLC as collateral for the Amended Key Revolver (the “Stone Oak Pledge Agreement”). In addition, the Sponsor committed to pledge to KeyBank 50% of its equity interests in an entity that owns a multifamily property as collateral for the Amended Key Revolver by September 17, 2016.

The foregoing summary of the Amended Key Revolver and the Stone Oak Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Key Revolver and the Stone Oak Pledge Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Amendment to Revolving Credit Agreement

The information reported in Item 1.01 of this Current Report on Form 8-K regarding the Amended Key Revolver is incorporated herein by reference. The summary of the Amended Key Revolver reported in Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Amended Key Revolver, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

Origination of Preferred Equity Interest in Springs at Stone Oak Village

On August 18, 2016, NREA SOV Investors, LLC (“Stone Oak”), a wholly-owned subsidiary of the OP, entered into the CAF Stone Oak Village, LLC Operating Agreement as the sole Super Class A Member with four other entities that comprised Class A members and Class B members. On August 19, 2016, the Company, through Stone Oak, originated a preferred equity interest in CAF Stone Oak Village, LLC (the “Stone Oak Origination”) in the amount of $5,250,000 (the “Stone Oak Interest”), to facilitate the purchase of Springs at Stone Oak Village, a 360-unit multifamily residential community in San Antonio, Texas, from Continental 254 Fund LLC. The Stone Oak Origination was funded by credit available from the Amended Key Revolver. The Stone Oak Interest earns a stated investment return of 11% per annum, of which 8% shall be paid on a monthly basis and the remaining 3% shall accrue, compound monthly, and be payable upon redemption and/or a capital event. In connection with the Stone Oak Origination, CAF Stone Oak Village, LLC paid NexPoint Real Estate Advisors II, L.P., the Company’s advisor, a 1% preferred equity placement fee in the amount of $52,500.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Revolving Credit Agreement, by and among Highland Capital Management, L.P. and NexPoint Multifamily Operating Partnership, L.P. as Borrowers and KeyBank, National Association as Lender and Administrative Agent, dated August 19, 2016.

10.2	Pledge and Security Agreement, by and among NREA SOV Investors, LLC and KeyBank National Association, dated August 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Multifamily Capital Trust, Inc.

Dated: August 24, 2016	By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive Vice President-Finance, Treasurer and Director